 EXHIBIT 99.1

DUANE READE HOLDINGS, INC. ANNOUNCES PRICING OF

OFFERING OF 11.75% SENIOR SECURED NOTES DUE 2015

New York, NY – July 31, 2009 – Duane Reade Holdings, Inc. announced today that its wholly-owned subsidiaries, Duane Reade Inc. and Duane Reade (collectively, the “Issuers”), had priced their offering of $300,000,000 aggregate principal amount of Senior Secured Notes due August 1, 2015 (the “Notes”). The Notes will bear interest at an annual rate of 11.75%. The Notes were priced at 97.417%, representing a yield to maturity of 12.375%. The offering of the Notes is expected to close on August 7, 2009.

The Issuers intend to use the net proceeds from the Notes offering, together with a portion of the proceeds from a $125 million preferred equity investment (the “Equity Investment”) by entities associated with Oak Hill Capital Partners, L.P., to purchase the Issuers’ $210,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2010 (the “Floating Rate Notes”) and up to $146,250,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2011 and pay any related consent fees in the Issuers’ previously-announced cash tender offer for such securities (collectively, the “Offers”) or to optionally redeem any Floating Rate Notes not tendered in the Offers pursuant to an optional redemption notice to be given at the closing date of the offering of the Notes.

The closing of the Notes offering is conditioned upon, among other things, (i) all conditions precedent (including, without limitation, the funding of the Equity Investment) to the Offers, other than the availability of the proceeds of the notes offering, being satisfied or waived and (ii) receipt of an amendment to the Issuers’ asset-based revolving loan facility to permit, among other things, the completion of the Offers and the Notes offering.

The offer and sale of the Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act.

About Duane Reade

Founded in 1960, Duane Reade is the largest drug store chain in New York City, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, convenience foods and photofinishing. As of June 27, 2009, Duane Reade operated 253 stores.

The statements in this release contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. These forward-looking statements relate to future events or our future financial performance with respect to our financial condition, results of operations, business plans and strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products such as private label merchandise, plans and objectives of management, capital expenditures, growth and maturation of our stores and other matters. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Those risks include, among other things, the ability of the Issuers to complete the Offers and the other financing transactions (including the Equity Investment) necessary to consummate the Offers, the national economic climate, economic conditions and employment levels in the New York greater metropolitan area, the strength of the economy in general, the competitive environment in the drug store industry in general and in the New York metropolitan area, the ability to open and operate new stores, the continued efforts by payers and government agencies to reduce prescription reimbursement rates and prescription drug benefits, changes in federal and state laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from foreign countries and changes in laws governing minimum wage requirements, the impact of aggressive enforcement by federal, state and local law enforcement agencies of federal and state laws dealing with past and future matters related to submission of false claims, fraud and abuse, pharmacist licensing and excluded provider lists, changes in our operating strategy, capital expenditure plans or development plans, our ability to successfully execute our business plan, our ability to attract, hire and retain qualified pharmacy and other personnel, our significant indebtedness, labor disturbances, the continued impact of, or new occurrences of, terrorist attacks in the New York greater metropolitan area and any actions that may be taken in anticipation or response, demographic changes, our ability to limit fraud and inventory shrink, the results of our legal proceedings and recalls of pharmaceutical products due to health concerns or other reasons. Those and other risks are more fully described in Duane Reade Holdings, Inc.’s reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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